                                                                   EXHIBIT 10.58

          INTERNATIONAL MARKETING AND SALES REPRESENTATION AGREEMENT
          ----------------------------------------------------------

        THIS INTERNATIONAL MARKETING AND SALES REPRESENTATION AGREEMENT (this "Agreement") is made and entered into as of the 3rd day of January, 1997 by and between POSITRON CORPORATION, a corporation organized and existing under the laws of the state of Texas, United States of America ("U.S.A."), having its principal office at 16350 Park Ten Place, Houston, Texas, U.S.A. (hereinafter referred to as "Positron"), and BEIJING AERO-SPACE CHANG FENG MEDICAL DEVICES CO., LTD., a company organized and existing under the laws of the People's Republic of China ("PRC"), having its principal office at No. 3, 820-1 Jingouhe Road, Haidan, Beijing, PRC (hereinafter referred to as "Chang Feng").

                                   RECITALS
                                   --------

        A. Positron is engaged in the business of designing, manufacturing, marketing and selling, under the trademark "POSICAM", medical diagnostic scanners utilizing proprietary Positron Emissions Tomography ("PET") imaging technology.

        B. Positron desires to sell its POSICAM systems to hospitals and other medical facilities in the PRC.

        C. Chang Feng possesses certain knowledge and experience relevant to the marketing and sale of medical equipment, including medical imaging machines, in the PRC.

        D. Positron desires to appoint Chang Feng as an independent marketing and sales representative for Positron's POSICAM systems in the PRC pursuant to the terms and conditions set forth in this Agreement, and Chang Feng desires to accept such appointment.

        E. Positron and Chang Feng contemplate that upon identifying and testing the market for Positron's POSICAM machines in the PRC under this Agreement, Positron and Chang Feng will commence good faith negotiations directed towards the establishment of further business arrangements between Positron and Chang Feng, including a distributor relationship and/or the formation of an equity joint venture for the manufacture of PET machines in the PRC.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

 .1.APPOINTMENT OF SALES REPRESENTATIVE
--------------------------------------

        1.1   Appointment.  Subject to the terms and conditions of this
              -----------
Agreement, Positron hereby appoints Chang Feng on a non-exclusive basis to solicit orders on Positron's behalf in the Territory with respect to the products identified and described in

Schedule 1 to this Agreement (the "Products"), and Chang Feng hereby accepts
----------
such appointment. In connection with such appointment, Chang Feng is authorized to (i) market and sell the Products to hospitals and other medical facilities located in the Territory, (ii) receive purchase orders for Products from customers and transmit such purchase orders to Positron for acceptance, and
(iii) install the Products at the customer's facility and provide product support services.

     1.2  Territory. Chang Feng shall act as a marketing and sales
          ---------
representative for the Products in the PRC, excluding the Hong Kong and Macau regions and Taiwan Province (the "Territory"). The Territory may be expanded from time to time as agreed by Positron and Chang Feng. Chang Feng shall not engage in any marketing, sales or other activities with respect to the Products outside the Territory without the prior written consent of Positron.

     1.3  Term of Appointment. Unless terminated earlier pursuant to Article 11
          -------------------
hereof, this Agreement and Chang Feng's appointment hereunder shall commence as of the date hereof and shall continue for a period of twelve (12) months thereafter (the "Initial Term"). Upon the expiration of the Initial Term, this Agreement and Chang Feng's appointment hereunder may be renewed or extended upon the mutual agreement of the parties.

     1.4  Authority to Perform Agreement. Change Feng hereby represents and
          ------------------------------
warrants to Positron that it possesses (i) a valid current business license issued by the Beijing State Administration for Industry and Commerce, a copy of which shall be provided to Positron contemporaneously with the execution of this Agreement, (ii) all requisite import/export authority from PRC governmental authorities necessary for the performance by Chang Feng of its obligations under this Agreement, and (iii) all requisite authority from PRC governmental authorities to deal in foreign exchange and process payments for the Products.

     1.5  Covenant Not to Compete. During the term of this Agreement, Chang Feng
          -----------------------
shall not design or manufacture, directly or indirectly, in the Territory any products which are substantially similar to the Products.


2.   MINIMUM ORDER COMMITMENT
     ------------------------

     Chang Feng agrees that it shall use its best commercial efforts to solicit and obtain no less than three (3) purchase orders for Products (including at least two (2) orders for POSICAM PET cameras) during the Initial Term of this Agreement.


3.   PRODUCTS AND PRICING
     --------------------

     3.1  Change in Product Line. From time to time during the term of this
          ----------------------
Agreement, Positron may, upon prior written notice to Chang Feng and subject to Chang Feng's reasonable approval, amend Schedule 1 to this Agreement to add new
                                        ----------
product(s) which Positron determines to offer for sale in the Territory. Notwithstanding the foregoing, Positron may amend Schedule 1 to include the
                                                  ----------
products currently listed on Schedule 2 to this Agreement at any time upon prior
                             ----------
written notice to Chang Feng. Positron may discontinue the sale of any of the Products upon ninety (90) days prior written notice to Chang Feng of such discontinuance, in which event Schedule 1 shall be amended accordingly.
                               ----------

        3.2  Orders for Products.  Chang Feng shall transmit orders for Products
             -------------------
by submitting to Positron a written purchase order duly executed by the customer, in the form attached to this Agreement as Exhibit A, identifying the
                                                    ---------
customer, the Products ordered, the installation location, requested delivery date(s), any export/import information required to enable Positron to fill the order, and any other relevant information. Chang Feng acknowledges that it is familiar with Positron's standard payment terms as set forth in Exhibit A and
                                                                ---------
agrees to inform each customer in the Territory of such payment terms prior to submitting the purchase order to Positron. All orders for Products are subject to acceptance in writing by Positron at its office in Houston, Texas, U.S.A. All orders for Products hereunder are subject to Positron's standard terms and conditions of sale as in effect at the time of acceptance of the purchase order for such Products. In the event of any inconsistency between such standard terms and conditions and the terms of this Agreement, the terms of this Agreement shall govern.

        3.3  Pricing.  Positron's export prices for the Products as of the date
             -------
of this Agreement are listed on Schedule 1. If a purchase order is accepted by
                                ----------
Positron, the prices for Products covered by such purchase order shall be based on Positron's then current export price quotation, F.O.B. Houston, as in effect on the date of Positron's acceptance. Accordingly, the customer shall be responsible for the payment of any and all taxes (including VAT), duties, tariffs, costs, fees and charges of any nature imposed in the Territory in connection with the purchase or import of the Products. Positron may from time to time increase or decrease its prices for the Products, such change to be effective immediately upon Chang Feng's receipt of written notice thereof, which may be in the form of an amendment to Schedule 1.
                                      ----------

        3.4  Shipment of Products.  It shall be the responsibility of Positron
             --------------------
to render invoices for, and to effect the collection of payment with respect to, all shipments of the Products. Unless the customer requests otherwise, all Products ordered through Chang Feng shall be packed for shipment and storage in accordance with Positron's standard commercial practices. It is Chang Feng's obligation to notify Positron of any special packaging requirements (which shall be at the customer's expense). Positron shall deliver Products into the possession of a common carrier designated by Positron or Chang Feng at Positron's manufacturing facility no later than the date specified for such delivery on the relevant purchase order for such Products and no earlier than the date three (3) days prior to such specified date. Chang Feng acknowledges that risk of loss and damage to a Product shall pass to the customer upon the delivery of such Products to the common carrier designated by the customer.

   3.5 Governmental Approvals. The shipment of orders to the customer shall be
       ----------------------
subject to the right and ability of Positron or Chang Feng to obtain any required licenses and permits, under all applicable statutes, rules and regulations of the United States government and its agencies and instrumentalities. Chang Feng hereby agrees to assist Positron in obtaining any such required licenses or permits by supplying such documentation or information as may be requested by Positron. Chang Feng shall be responsible for obtaining all governmental approvals and licenses necessary to import the Products into the Territory, including without limitation, any necessary permits from the Ministry of Health.

4.  COMPENSATION OF SALES REPRESENTATIVE; OPTION TO PURCHASE
    --------------------------------------------------------
    AND RESELL PRODUCTS
    -------------------

   4.1 Sales Commission. As consideration for the services to be performed by
       ----------------
Chang Feng under this Agreement, Positron agrees to pay to Chang Feng, in United States Dollars or such other currency as may be required by applicable regulations, a commission equal to twenty-five percent (25%) of the F.O.B.
price for orders for Products which are solicited by Chang Feng and received and accepted by Positron from customers in the Territory during the term of this Agreement. No commissions will be paid on the value of technical, installation or product support services. Any U.S.A or PRC taxes attributable to commissions paid to Chang Feng shall be the sole responsibility of Chang Feng.

   4.2 Payment Schedule. All amounts payable to Positron shall be not of
       ----------------
sales representative's commission.

   4.3 Expenses of Chang Feng. Chang Feng shall be responsible for the Payment
       ----------------------
of all of its costs and expenses incurred in connection with the performance of its obligations under this Agreement. Except as otherwise expressly agreed by Positron in writing, Positron shall not be obligated to reimburse Chang Feng for any of such costs or expenses.

   4.4 Option to Purchase and Resell Products. In addition to Chang Feng's
       --------------------------------------
rights and obligations as a sales representative as described in this Agreement, Chang Feng also shall have an option to purchase Products directly from Positron for resale to Chang Feng's customers in the PRC. In the event Chang Feng elects to purchase Products directly from Positron, Chang Feng shall submit a purchase order to Positron in its own name for the Products to be purchased. Chang Feng shall be entitled to purchase any Product for resale in the Territory at the transfer price therefor, which shall be equal to twenty-five percent (25%) less than the then current F.O.B. price for such Product. Chang Feng shall be responsible for the payment of any and all taxes (including VAT), duties, tariffs, and other fees and costs imposed with respect to Products purchased directly by Chang Feng. If Chang Feng elects to purchase Products directly from Positron as provided in this Section 4.4, Chang Feng shall not be entitled to any sales commission under Section 4.1 with respect to the Products so purchased and resold.

5 RESPONSIBILITIES OF CHANG FENG
  ------------------------------

   5.1 Marketing. At all times during the term of this Agreement, Chang Feng
       ---------
shall use its best efforts to market, promote, sell and expand the sale of the Products within and throughout the Territory, including through participation at industry trade shows. In connection therewith, Chang Feng shall make such inquiries of potential customers and conduct such market tests and surveys regarding the Products as are objectively reasonable under the circumstances. At Positron's request, Chang Feng shall provide to Positron from time to time during the term of this Agreement, data (in reasonable detail) concerning the overall market for Products in the Territory, specific market segments, market potential and other relevant marketing information to assist Positron in planning its sales efforts in the Territory.

   5.2 Business Location. At all times during the term of this Agreement, Chang
       ------------------
Feng shall maintain a continuous and adequate permanent business location, equipped with reliable telephone and facsimile capabilities.

   5.3 Sales and Technical Personnel. Chang Feng shall train and maintain a
       -----------------------------
qualified and sufficient sales force to solicit and process orders for the sale of the Products throughout the Territory. Such sales force shall maintain active contacts with potential purchasers of the Products in the Territory. Chang Feng also shall train and maintain sufficient technical personnel to install the Products at the customer's facility and to provide other product support services. In connection therewith, Positron shall provide the services to Chang Feng specified in Section 6.2.

   5.4 Product Knowledge. Chang Feng shall cause its personnel to become
       -----------------
familiar with the proper uses, applications and limits of the Products and with all instructions published by Positron with respect thereto. If Chang Feng is unable to determine whether the Products will adequately meet a particular customer's needs, Chang Feng will contact Positron prior to soliciting an order from such customer.

   5.5 Compliance with Laws. At all times during the term of this Agreement,
       --------------------
Chang Feng shall comply, and shall cause its personnel to comply, with all applicable laws, rules and regulations of the United States of America and the People's Republic of China, as the same may exist from time to time. Chang Feng shall maintain all applicable licenses, permits, authorizations and certifications necessary in order for Chang Feng to perform its duties and obligations under this Agreement. Without limiting the generality of the foregoing, Chang Feng shall not solicit any orders for Products or take any other action under this Agreement if such act would constitute a violation of any applicable laws, rules or regulations of the United States of America or the People's Republic of China, including, without limitation, the U.S. Foreign Corrupt Practices Act.

   5.6 Reporting. Chang Feng shall provide Positron with written reports on a
       ---------
quarterly basis, or on such other basis as reasonably may be requested by Positron, regarding the ongoing performance of Chang Feng's obligations under this Agreement. Chang Feng also shall keep Positron fully informed of all Chinese governmental activities, plans and regulations that could affect the sale of Products in the Territory.

6 RESPONSIBILITIES OF POSITRON
  ----------------------------

   6.1 Product Information. Positron shall provide Chang Feng, at no charge,
       -------------------
with copies of such printed marketing and technical materials and manuals relating to the Products as Positron may consider necessary or appropriate to assist with the promotion, marketing, sale, installation and maintenance of the Products in the PRC. Any such materials shall be provided by Positron in both English and Chinese language versions.

   6.2 Technical Assistance  Positron shall arrange for its personnel to visit
       --------------------
Chang Feng's place of business, at Positron's expense and at mutually convenient times, to provide assistance and training in connection with the marketing, promotions, sale, installation and maintenance of the Products. Alternatively, or in addition, Positron may require Chang Feng's personnel, who have a working knowledge of the English language and who possess appropriate technical training and knowledge, to visit Positron's facilities in the U.S.A. to observe and become familiar with the methods used by Positron in the marketing, promotion, sale, installation and maintenance of the Products. Positron shall pay all direct expenses associated with such training programs. Chang Feng shall be responsible for travel and lodging costs and any other indirect expenses related to attendance of its personnel at such training programs.

   6.3 New Developments. Positron shall keep Chang Feng advised of new
       ----------------
prospects.,sales plans and objectives, and new product developments with respect to Positron's sale of Products and other equipment to hospitals and other medical facilities in the Territory.

7 JOINT MARKETING EFFORTS
  -----------------------

   7.1 Participation in Upcoming PRC Trade Shows. Positron and Chang
       -----------------------------------------
Feng agree to attend and participate in, on a cooperative basis, the ____________ to be held in ______________ , PRC on May ____ , 1997 (the "May
1997 Show"), for the purpose of conducting a joint promotional and marketing effort for the Products. Positron and Chang Feng will each cause ______ members of their sales force to attend the May 1997 Show, and Positron will prepare and supply sufficient quantities of printed marketing and technical materials regarding the Products for distribution at such events, which materials shall be in the Chinese language. Chang Feng agrees to procure, on a timely basis, appropriate written invitations from the organizer of the May 1997 Show to permit Positron's representatives to participate in the May 1997 Show and to obtain Chinese entry visas in connection with such participation.

   7.2 IMPORT OF POSICAM SYSTEM FOR MARCH 1997 SHOW. Positron, agrees to discuss
       --------------------------------------------
with Chang Feng the benefits of importing a demonstration model PET machine (or components thereof) into the PRC, on a temporary basis, to be used for display and marketing purposes at the May 1997 show. If the parties determine that import of a PET machine for such purpose is desirable, Chang Feng agrees to procure, on a timely basis, a written invitation or other appropriate documents from the organizer of the May 1997 show to permit the import of the POSICAM system into PRC. Chang Feng also shall arrange for all necessary PRC import and customs clearances for such equipment.

8.        LIMITED PRODUCT WARRANTY
          ------------------------

   As to the Products, Positron's only warranty is to the customer, and such warranty as set forth in Exhibit B attached hereto and made a part hereof.
                         ---------
Under no circumstances shall the warranties set forth in Exhibit B apply to any
                                                         ---------
Product which has been customized, modified, damaged or misused. Chang Feng has no authority to modify or extend such warranty. THE PROVISIONS OF THE
WARRANTIES SET FORTH IN EXHIBIT B ARE IN LIEU OF ANY AND ALL OTHER
                        ---------
REPRESENTATIONS, WARRANTIES OR CONDITIONS, EXPRESSED OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND THOSE ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USAGE OF TRADE. IN NO EVENT WILL POSITRON BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF OR RESULTING FROM THE SALE, USE OR INSTALLATION OF THE PRODUCTS. [Chang Feng acknowledges and agrees that Positron shall not have any liability whatsoever to Chang Feng with respect to any claims, actions, suits or proceedings brought against Chang Feng by customers relating to defects in the Products.]

9.        PATENTS AND TRADEMARKS
          ----------------------

   Nothing herein shall give Chang Feng any right or interest in any patent, trademark, copyright or other intellectual property or proprietary technology of Positron, and Chang Feng shall not engineer, reverse engineer, manufacture, replicate or duplicate any hardware or software comprising the Products or assist any other person or entity in doing so. Chang Feng shall not at any time do or permit any act to be done which may in any way impair the rights of Positron in its patents or trademarks. Chang Feng has no authority to register or use Positron's trademarks without Positron's prior written consent, and then only at Positron's direction. Chang Feng shall not use any stationery or other supplies bearing Positron's name or trademark, except as specifically authorized by Positron in writing.

10.    CONFIDENTIALITY
       ---------------

   Chang Feng agrees that Positron has a proprietary interest in all information concerning Positron and its business, products, designs, methods, manuals, policies, practices, prices, suppliers, customers, agents, and sales representatives which is not in the public domain (hereinafter referred to as "Proprietary Information"), whether in connection with this Agreement or otherwise and whether in written or oral form. Proprietary Information shall include but shall not be limited to: trade secrets, inventions, ideas, discoveries and know-how not publicly known or annotated by a legend, stamp or other written identification as confidential or proprietary information. Chang Feng shall disclose the Proprietary Information provided by Positron only to those of its agents and employees to whom it is necessary in order to properly carry out their duties as limited by the terms and conditions hereof. Both during and after the term of this Agreement, all disclosures by Chang Feng to its agents and employees regarding the Proprietary Information shall be held in strict confidence by such agents and employees. During and after the term of this Agreement, Chang Feng, its agents and employees shall not use the Proprietary Information for any purpose other than in connection with discharging its duties in the Territory pursuant to this Agreement. Chang Feng shall, at its expense, return to Positron all Proprietary Information provided by Positron as soon as practicable after the termination or expiration of this Agreement. During the term of this Agreement and thereafter, all such Proprietary Information shall remain the exclusive property of Positron. This
Article 9 also shall apply to any consultants or subcontractors that Chang Feng may engage in connection with its obligations under this Agreement.

11.  TERMINATION OF AGREEMENT
     ------------------------

     11.1 Mutual Consent. This Agreement may be terminated at any time prior to
          --------------
the expiration of the term specified in Section 1.3 hereof by the mutual written consent of Positron and Chang Feng.

     11.2 Material Defaults. Either party may terminate this Agreement in the
          -----------------
event of a material breach or default by the other party of any representation, warranty, covenant or agreement to be performed by such other party, which breach or default is not cured within thirty (30) days after written notice thereof.

     11.3 Bankruptcy. Either party may terminate this Agreement by written
          ----------
notice to the other party effective immediately if such other party makes an assignment for the benefit of creditors, files a petition in bankruptcy or otherwise becomes insolvent or unable to pay its debts as they become due.

     11.4 Effect Of Termination. In the event that an order from any customer in
          ---------------------
the Territory for the purchase of Products is accepted by Positron prior to the termination or expiration of this Agreement, the obligations assumed by both parties hereunder in respect of any such order shall continue in force until fully performed. In addition, if an order for Products is accepted by Positron within three (3) months following expiration or termination of this Agreement, and payment in full for such Products is received by Positron during such 3-month period, Chang Feng's rights with respect to the payment of a commission in connection with such order shall be fully protected provided that such order is obtained, in the opinion of Positron, as a result of services performed by Chang Feng hereunder.

12.  INDEMNIFICATION
     ---------------

     Chang Feng hereby agrees to indemnify, defend and hold harmless Positron, its affiliates and all officers, directors, employees and agents thereof from all liabilities, claims, damages, losses, costs, expenses, demands, suits and actions (including without limitation attorneys' fees, expenses and settlement costs) (collectively, "Damages") arising out of, or in connection with any breach by Chang Feng, its principals, employees and agents, of any of the terms and conditions of this Agreement, including, but not limited to any Damages arising from any representations or warranties of Chang Feng not authorized hereunder. Cheng Feng expressly acknowledges that as an independent contractor, it is free to hire its employees, and accordingly, Chang Feng agrees to indemnify Positron against any claim by Chang Feng's employees against Positron.

13.  FORCE MAJEURE
     -------------

     Neither Positron nor Chang Feng shall be liable for damages or be subject to termination of this Agreement by the other party for any delay or default in performing any obligation hereunder if such delay or default is due to any cause beyond the reasonable control and without fault or negligence of that party; provided that, in order to excuse its delay or default hereunder, a party shall
--------
notify the other of the occurrence or the cause, specifying the nature and particulars thereof and the expected duration thereof and provided, further,
                                                          --------  -------
that within fifteen (15) calendar days after the termination of such occurrence or cause, such party shall give notice to the other party specifying the date of termination thereof. All obligations of both parties shall resume full force and effect upon the termination of such occurrence or cause (including without limitation any payments which became due and payable hereunder prior to the termination of such occurrence or cause). For the purposes of this Article 13, a "cause beyond the reasonable control" of a party shall include, without limitation, any act of God, act of any government or other authority or statutory undertaking, embargo, fire, explosion, accident, power failure, flood, strike, riot or war.

14.  MISCELLANEOUS PROVISION
     -----------------------

     14.1  RELATIONSHIP OF THE PARTIES.  Chang Feng shall be deemed to be an
           ---------------------------
independent contractor. The relationship between Positron and Chang Feng under this Agreement shall not be construed to be that of employer and employee, nor to constitute a partnership, joint venture or agency of any kind. CHang Feng shall have no authority to assume or create any obligation in Positron's name or on Positron's behalf with respect to the Products or otherwise, or to bind Positron in any respect whatsoever.

     14.2  ASSIGNMENT.  The rights granted to Chang Feng under this Agreement
           ----------
are personal in character and may not be assigned, delegated or transferred, in whole or in part, by Chang Feng without the prior written consent to Positron. Any attempted assignment absent such prior written consent shall be null and void. Chang Feng shall notify Positron in writing in advance of any proposed change in the ownership, control or management of Chang Feng. [For purposes of this Section 14.2, any change in the ownership or control of twenty percent (20%) or more of the proprietary interest of Chang Feng shall be deemed to be an assignment.]

     14.3  GOVERNING LAW.  The construction, interpretation and performance of
           -------------
this Agreement shall be governed by and construed and enforced in accordance with the laws of the state of Texas, U.S.A., excluding conflicts of law rules. The United Nations Convention on Contracts for the International Sale of Goods shall not be applicable to the Agreement.

     14.4 SETTLEMENT OF DISPUTES. Any dispute or claim arising out of or
          ----------------------
relating to this Agreement, or the execution, breach, termination or validity thereof, shall be settled through good faith consultations between the parties. In the event no settlement can be reached through consultation within thirty
(30) days after a written request by one party to the other party to engage in such consultations, either party may submit the dispute to the London Court of International Arbitration for arbitration in accordance with the UNCITRAL Arbitration Rules in force at the time of the arbitration proceeding. The place of arbitration shall be London, England and the arbitration proceedings shall be conducted in English. Any arbitration shall be final and binding on the parties. The losing party shall be responsible for the payment of the reasonable costs and expenses incurred by the other party as determined by the arbitration tribunal. Neither party shall be entitled to obtain an award of punitive damages in any arbitration proceedings conducted under this Agreement. During any arbitration proceedings, this Agreement shall be performed continuously by both parties. In addition to the remedies provided in this Section 14.4 and elsewhere in this Agreement, Chang Feng expressly acknowledges that Positron shall have the right to seek injunctive and other relief from an appropriate PRC court in oder to enforce its rights under Section 9 and Section 10 of this Agreement and to prevent the unauthorized use or disclosure of Positron's patents, trademarks, copyrights or other Proprietary information.

     14.5  ENTIRE AGREEMENT: AMENDMENTS.  This Agreement, including the
           ----------------------------
schedules and exhibits attached hereto, sets forth the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes any prior agreements or understandings between the parties, whether oral, written or implied. This Agreement may be amended or modified only by a written instrument duly executed by an authorized representative of each party.

     14.6  NOTICES.  All notices given under this Agreement shall be in writing
           -------
and shall be addressed to the parties at their respective addresses set forth below:

           If to Positron:

                   Positron Corporation
                   16350 Park Ten Place
                   Houston, Texas 77084, U.S.A.
                   Attention:  Howard R. Baker
                   Telephone No.: 713-492-7100
                   Telecopy No.: 713-492-2961

           If to Chang Feng:

                   Beijing Aero-Space Chang Feng Medical Devices Co., Ltd.. No. 3, 820-1, Jingouhe Road
                   Haidan, Beijing, 100039 PRC
                   Attention: _______________
                   Telephone No.: 86-10-68762611
                   Telecopy No.: 86-10-68385099

     Either party may change its address or its telephone or telecopy number for purposes of this Agreement by giving the other party written notice of its new address or telephone or telecopy number. Any such notice if given or made by certified or registered international air mail letter shall be deemed to have been received on the earlier of the date actually received and the date ten (10) calendar days after the same was posted (and in proving such it shall be sufficient to prove that the envelope containing the same was properly addressed and posted as aforesaid), and if given or made by telecopy transmission such notice shall be deemed to have been received at the time of dispatch, unless such date of deemed receipt is not a business day, in which case the date of deemed receipt shall be the next such succeeding business day.

     14.7  SEVERABILITY.  If any provision of this Agreement is declared invalid
           ------------
or unenforceable by a court having competent jurisdiction, it is mutually agreed that this Agreement shall endure except for the part declared invalid or unenforceable by order of such court. The parties shall consult and use their best efforts to agree upon a valid and enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the intent of this Agreement.

     14.8 WAIVER. The waiver by either party of any right hereunder or the
          ------
failure to enforce at any time any of the provisions of this Agreement, or any rights with respect thereto, shall not be deemed to be a waiver of any other rights hereunder or any breach or failure of performance of the other party.

     14.9   VALIDITY.  Positron represents and warrants that this Agreement is
            --------
lawful and may be performed in accordance with its terms under all laws in force in the U.S.A.

at the time of execution of this Agreement. Cheng Feng warrants that this Agreement is lawful and may be performed in accordance with its terms under all laws in force in the PRC at the time of execution of this Agreement. Each party covenants and warrants to the other party that it will advise the other party of any changes in the applicable laws and regulations of the country or countries as to which it is making a warranty in this Section 14.9 of which the party making such warranty becomes aware if such changes might or will impair the validity or lawful performance of all or any part of this Agreement.

     14.10  LANGUAGE.  This Agreement has been entered into in both the English
            --------
and Chinese languages. Both language versions shall be equally effective and enforceable. In case of a dispute, the English language version of this Agreement shall prevail.

     14.11  COUNTERPARTS.  This Agreement may be executed in one or more
            ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                        POSITRON CORPORATION


                                        By: /s/ HOWARD R. BAKER
                                           ----------------------------
                                        Name:  Howard R. Baker
                                               ------------------------
                                        Title: Executive Vice President
                                               ------------------------

                                        BEIJING AERO-SPACE CHANG FENG
                                        MEDICAL DEVICES CO., LTD.


                                        By:  /s/ ZHOU ZHFENG
                                             --------------------------
                                        Name:  Zhou Zhfeng
                                               ------------------------
                                        Title: General Manager
                                               ------------------------

                                  SCHEDULE 1
                                  ----------
                                   PRODUCTS


DESCRIPTION                                             PRICE (IN USD)
-----------                                             --------------

Positron POSICAM HZ Whole Body PET Camera               $1,510,000.00

Positron POSICAM HZL/R Whole Body PET Camera            $1,820,000.00

                                  SCHEDULE 2
                                  ----------
                              POTENTIAL PRODUCTS


New Positron Whole Body PET Camera

New Positron 18 Mev Cyclotron




     The foregoing products are based on technology to be acquired by Positron from GE and may be added to Schedule 1 by Positron, at its option, upon prior
                            ----------
written notice to Change Feng following the successful consummation of Positron's acquisition of the PET division of GE Medical Systems.

                                   EXHIBIT A
                                   ---------

                                PURCHASE ORDER
                                --------------

Quotation Number                                               Page 1 of 4 pages

================================================================================
                           PURCHASE ORDER/QUOTATION
================================================================================

Customer:

                                    SAMPLE

Positron Corporation is pleased to submit the following quotation, consisting of 16 pages, and offers to sell the products described herein at the prices and
--
terms stated, subject to your acceptance of the terms and conditions on the face and reverse hereof and the agreement between Positron Corporation and
______________________________________________________________________________.
This quotation is valid for thirty days from ___________.

--------------------------------------------------------------------------------
CATALOG NO.                            DESCRIPTION                       PRICE
--------------------------------------------------------------------------------

712-100030 POSICAM HZL-R SYSTEM
           --------------------

           POSICAM Low Profile Gantry and Patient Couch
           --------------------------------------------
           -  53.4 cm patient opening diameter
           -  1.0 RPS wobble speed
           -  Laser positioning reference guides, top and both sides
           -  Digital display for patient axial position
           -  Computer controlled axial couch position
           -  Digital display for count rate
           -  Digital display for acquisition time
           -  Retractable septa

           Detector Modules
           ----------------
           -  32 ring staggered BGO crystals
           -  Crystal dimensions 8.5 x 9.8 x 30 mm
           - 1024 PMTs with 4,096 crystals with a 4:1 ratio for optimum sensitivity
           -  61 slice generation with 2.6 mm separation
           -  16.6 cm axial field of view
           -  260K counts/sec/microCi/cc sensitivity typical
           -  1.3m counts/sec/microCi/cc sensitivity with SEPTA retracted
           -  5.8 mm cubic resolution
           -  78 cm ring diameter
           -  overlapping (patented) design
           -  5 msec temporal resolution
           -  5 nsec FMHM coincidence resolving time with 12 ns window

Quotation Number                                               Page 2 of 4 pages

--------------------------------------------------------------------------------

  POSICAM Data Acquisition System (PDAS)
  --------------------------------------
  Hardware and Software
  ---------------------
  -  68030 processor, 25 MHZ
  -  VME bus plus 2 dedicated VSB busses
  -  PDAS software
  -  Real time binning rate of 2 million events/sec
  -  32 Mbyte memory (Optionally expandable)
  -  Static, real-time dynamic, real-time gated acquisition modes

  Operator Console/View Station
  -----------------------------
  -  Sun SPARCstation
  -  16" color monitor
  -  32 MBytes memory
  -  207 MByte hard disk
  -  Ethernet network interface
  -  Software applications package

  POSICAM Image Workstation
  -------------------------
  -  Viewing console table and chair
  -  19" color monitor
  -  Sun SPARCstation
  -  32 MByte memory
  -  650 MByte hard disk storage minimum
  -  4mm DAT Tape 2-8 GByte
  -  Keyboard with optical mouse and pad
  -  Ethernet network interface
  -  Dedicated applications accelerator for reconstruction

  POSICAM ACS Software
  --------------------
  -  Window interface
  -  Automated protocols
  -  Acquisition
  -  Reconstruction
  -  Corrections
  -  Image processing and display
  -  Utilities

  Rotating Fan Beam
  -----------------
  -  Transmission scan with real-time randoms and scatter rejection
  -  Reduced attenuation acquisition time
  - Employs sealed 68Ge rod sources (customer supplied) from recommended vendor
  -  Patient aperture cover

  Communications Modem
  --------------------
  -  9600 baud V.32 bis, V.42 bis standards

  System Documentation
  ---------------------

Quotation Number                                               Page 3 of 4 pages
________________________________________________________________________________

                                    OPTIONS


712-011003 Codonics High Resolution Color Printer
           --------------------------------------
           -    300 dots per inch resolution
           -    Over 16.7 million high quality colors
           -    256 levels each of cyan, magenta and yellow
           -    8.5" x 11" print size
           -    Paper or color transparencies
           -    Ethernet connection


712-013000 Cardiac Quantitative Software
           -----------------------------
           -    RAU (Rubidium Absolute Uptake)


712-013020 Neuro Quantitative Software
           ---------------------------
           -    FDG Uptake


712-013030 Oncology Quantitative Software
           ------------------------------
           -    FDG Uptake


712-005150 Head Holder - Adjustable
           ------------------------
           -    Foam inserts and mounting hardware included
           -    Adjustable elevation and tilt


712-005011 Deluxe PET Phantom
           ------------------
           -    20 cm cylinder phantom
           - Inserts include six solid spheres, cold rod insert, and hardware for mounting user-supplied capillary line sources


712-020003 Remote Physician's View Station
           -------------------------------
           -    Sun SPARCstation
           -    16" color monitor
           -    32 MByte memory
           -    207 MByte hard disk
           -    Ethernet network interface
           -    Software applications package

Quotation Number                                               Page 4 of 4 pages
________________________________________________________________________________

Payment Terms:
--------------

30% upon receipt of purchase order with Irrevocable Letter of Credit for the remaining 70%

60%     upon shipment

10%     upon acceptance or first clinical use, whichever occurs first


Notes:
------

F.O.B. Positron Corporation

Any and all taxes and duties are excluded.

Installation and training are included in the price of the equipment.

Service will be provided during the twelve (12) month warranty by Positron.








________________________________________________________________________________

CUSTOMER ACCEPTANCE, AS QUOTED:                 POSITRON CORPORATION

THIS QUOTATION IS SUBJECT TO ALL PROVISIONS
AND CONDITIONS CONTAINED HEREIN.                By___________________(Signature)

Customer Requested Delivery Date___________     Name:   Howard R. Baker

By_______________________________(Signature)    Title:  Executive Vice President

Name & Title________________________________    Sales Representative
________________________________________________________________________________

PC\Quote Forms\sample.wpd

                                   EXHIBIT B
                                   ---------

                               PRODUCT WARRANTY
                               ----------------

Quotation Number SAMPLE
--------------------------------------------------------------------------------
                   LICENSE AGREEMENT FOR OPERATION SOFTWARE
--------------------------------------------------------------------------------

The License Agreement, by and between Positron Corporation ("Positron") and the Customer, designated below, is entered into as part of a sale of certain equipment ("Equipment") more fully defined on Positron Quotation Number SAMPLE
                                                                        --------
dated                            ("Quotation").  This License Agreement does not
       -------------------------
supersede or replace any terms and conditions of the Quotation, or any written warranties or service contracts applicable to the Equipment, and Positron has not authorized any employee or agent to grant any other or different licenses or other rights with respect to any patent application, patent, copyright, trademark, trade secret, proprietary right, or other property right of Positron or any of Positron's suppliers.

Positron grants to Customer a nonexclusive and nontransferable license to use the computer software package ("the Software") necessary for the operation of the Equipment on the terms and conditions defined or referenced herein for so long as Customer may own or use the Equipment. THIS LICENSE DOES NOT EXTEND TO ANY MAINTENANCE OR SERVICE SOFTWARE SHIPPED TO OR LOCATED AT CUSTOMER'S PREMISES WHICH IS INTENDED TO ASSIST POSITRON EMPLOYEES IN THE INSTALLATION, TESTING, SERVICE, AND MAINTENANCE OF THE EQUIPMENT.

Customer agrees to pay Positron a one-time license fee. This fee is included in the basic system price defined in the Quotation.

THE LICENSE HEREBY GRANTED TO THE CUSTOMER DOES NOT INCLUDE ANY RIGHT TO USE THE SOFTWARE (FOR PURPOSES OTHER THAN OPERATION OF THE EQUIPMENT) OF TO COPY, REPRODUCE, SELL, ASSIGN, TRANSFER, OR SUBLICENSE THE SOFTWARE FOR ANY PURPOSE, IN WHOLE OR IN PART, WITHOUT THE PRIOR WRITTEN PERMISSION OF THE PRESIDENT OR A VICE PRESIDENT OF POSITRON. If such permission is obtained, Customer agrees to apply Positron's copyright notice or other identifying legends to such copies or reproductions.

The rights herein granted to Customer shall not affect the exclusive ownership by Positron of the Software of any trademarks, copyrights, patents, trade secrets, proprietary rights, or other property rights of Positron (or any of Positron's suppliers) pertaining to the Software.

Customer agrees that only authorized officers, employees, and agents of Customer will use the Software or have access to the same (of to any part thereof) and that none of Customer's officers, employees, or agents will disclose any part or all of the Software, or permit any part or all of the same to be used by any person or entity other than those identified herein. Customer acknowledges that certain of Positron's rights may be derived from license agreements with third parties and as such Customer agrees to preserve the confidentiality of information imparted to Positron under such third party license agreements.

If the Customer modifies the Software in any manner, all warranties associated with the Software and the Equipment shall become null and void. If the Customer or any of its officers, employees, or agents should devise any revisions, enhancements, or improvements in the Software, Customer shall disclose such improvements to Positron and Positron shall have a nonexclusive royalty-free license to use such revisions, enhancements and improvements and the right to grant sublicenses thereof.

Quotation Number SAMPLE

The Software is licensed to Customer on the basis that (a) the Customer shall maintain the configuration of the Equipment as it was originally designed and manufactured and (b) the Equipment includes only those subsystems and components certified by Positron. The Software may not perform as intended on systems modified by personnel other than those under the direct supervision of Positron or on systems which include subsystems or components not certified by Positron. Positron does not assume any responsibility or liability with respect to unauthorized modification or substitution of subsystems or components.

Customer shall cause each authorized user of the Software to abide by the terms and conditions of this License Agreement as if each were a party hereto.

This license shall continue for as long as the Customer continues to use the Equipment, except that Positron may terminate this license in the event of any default by the Customer. The Customer agrees to return the Software and any authorized copies thereof to Positron immediately upon expiration of or termination of this license.

TO BE USED only on the following equipment and location:

Model #            S.N.              Located at
       ----------      ----------              ------------------------------

POSITRON CORPORATION                 Customer
       Howard R. Baker
---------------------------------            --------------------------------
        Type or Print                                   Type or Print

Title  Executive Vice President      Title
     ----------------------------         -----------------------------------

Date       January 22, 1997          Date
    -----------------------------        ------------------------------------

Quotation Number SAMPLE

                             TERMS AND CONDITIONS

EXCLUSIVE TERMS OF SALE
The equipment ("Equipment") and all other goods and services ("Goods and Services") described in this quotation are offered by Positron Corporation ("Positron") only on the following terms and conditions. Any additional or different terms or conditions stated in any purchase order, acknowledgement, or other document issued by Customer in connection with this quotation will have no effect and will not under any circumstances be binding on Positron unless specifically accepted in writing by the President or any Vice President of Positron.

Customer's signature on this quotation constitutes an agreement (1) that this quotation states the exclusive terms and conditions of the contract sale of the Equipment and other Goods and Services to Customer and (2) that any contemporaneous or subsequent references by the parties to Customer's purchase order, acknowledgement, or other document will be effective only for Customer's administrative purposes (e.g., tracking Customer's purchases through purchase order numbers assigned by Customer's purchasing or accounting personnel).

This quotation supersedes all previous Positron quotations with respect to the equipment and other Goods and Services. There are no written or oral agreements, statements, representations, or understandings which shall in any way relate to, affect, or control the validity or enforcement of these terms and conditions, except as expressly provided herein.

All sales are subject to Positron management review and approval of credit and finance matters and any terms or descriptions included in this quotation by Positron representatives. Positron accepts Customer's down payment(s) without prejudice and subject to the foregoing rights and approvals. Down payment(s) will be refunded without interest if approval is not granted.

PRICE AND PAYMENT TERMS
The price quoted includes installation of the Equipment at the location specified on the face of this quotation. Unless otherwise indicated, the price also includes transportation of the Equipment and other Goods and Services from Positron to such location. The price does not include (1) any taxes or duties (including without limitation all sales taxes on the equipment, other Goods and Services, and freight) or (2) any handling, rigging, uncrating, storage, or other charges incidental to shipment, delivery, or installation of the Equipment or other Goods and Services.

If installation of the Equipment, for any reason beyond the control of Positron, is not completed within one year of the date of this quotation, then for each month (or fraction thereof) during which installation thereafter remains incomplete the price of the Equipment and the other Goods and Services will be increased by one percent (1%) until installation is completed. If installation is not completed within 24 months of the date of this quotation, either (1) the price of the Equipment and other Goods and Services will be adjusted to include any increase in Positron's then-current list price(s) or (2) Positron may terminate this agreement without any further liability. All payments due under this paragraph are in addition to any other payments due under other terms and conditions.

If this quotation covers Equipment and other Goods and Services for more than one system, room, suite, or location, each such system, room, suite, or location will be treated as if it were the subject of a separate sale. At the time of each shipment hereunder, Positron will prepare an invoice showing the price of the Equipment and other Goods and Services shipped or provided. The amount of each such invoice will be paid by Customer according to the payment terms stated herein. If separate prices are not stated in the quotation for each such system, room, suite, or location, the amount to be shown in each of Positron's invoice(s) with respect to such shipment(s) will be determined by multiplying the total contract price by a fraction, the numerator of which will be the higher of (1) Positron's list price(s) as of the date of this quotation and (2) Positron's then-current list

QUOTATION NUMBER SAMPLE

price(s) for the Equipment and other Goods and Services identified in the invoice(s), and the denominator of which will be the total list price(s) for all of the Equipment and other Goods and Services identified in this quotation.

PAYMENT TERMS FOR POSITRON EMISSION TOMOGRAPHY EQUIPMENT. A down payment of thirty percent (30%) of the price of the Equipment is due upon Customer's signing this quotation, along with the Irrevocable Letter of Credit for the remaining 70%. When Customer's down payment is received Positron will assign a priority for production and will schedule a shipping date. Upon delivery of the Equipment, Customer will pay Positron an additional sixty percent (60%) of the price(s) stated herein. The balance due for the Equipment will be paid by Customer upon completion of installation of the Equipment. The balance due for all other Goods and Services identified in this quotation will be paid by Customer upon delivery.

SHIPPING AND DELIVERY TERMS
All terms are F.O.B. place of shipment, freight prepaid and allowed. Title and risk of loss will pass to Customer upon shipment and Customer will provide insurance against such risk. Equipment will be shipped to the address indicated on the face of this quotation. Shipping dates are subject to revision by Positron to adjust for future production schedule requirements.

Delivery is subject to availability and lead times required by Positron's production schedule. Delivery for purposes hereof is deemed to have occurred on the earlier of the actual date of delivery or ten (10) days from the date of shipment.

Customer may request reasonable delays of the scheduled shipping date established by Positron prior to the date the Equipment is shipped, provided that Customer submits its request to Positron in writing at least 90 days before the scheduled shipping date and Positron consents in writing to the date requested by Customer. Positron's consent will not be withheld unreasonably, but Positron may (1) refuse to honor any request for delay received within 90 days of the scheduled shipping date, (2) store the Equipment at Customer's expense if Customer is unable to accept delivery on the original scheduled shipping date (or any rescheduled shipping date), and (3) invoice Customer for the Equipment as if it had been shipped on the original scheduled shipping date (and Customer will pay such invoice immediately upon receipt). If any request for delay in shipment is honored by Positron, the price of the Equipment is subject to adjustment in accordance with the other terms and conditions hereof.

Positron has not authorized any employee or agent to offer any shipping or delivery terms other than those appearing above.

SITE PREPARATION AND INSTALLATION
All down payments and progress payments will have been made and all applicable license agreements will have been signed by Customer before installation of the Equipment will commence.

Except as otherwise expressly provided in this section, Customer is responsible for preparing its site for installation of the Equipment. Full, free, and immediate access to the installation site (and a suitable and safe place for storage of the Equipment before installation) will be provided by Customer. Customer is responsible for having the Equipment moved from its point of delivery to the installation site. Any scaffolding, platforms, lifting equipment, rigging, building alterations, climate controls, power supplies, electrical circuits, safety switches, power outlets, conduits, wiring, structural support, utilities, plumbing, carpentry, or other work required by any applicable laws or by Positron in connection with installation of the Equipment will be provided by Customer at its own expense.

If trade unions or other third parties interfere with (or threaten to interfere with) the installation of the Equipment by Positron employees, Customer is responsible for making any necessary arrangements with such parties to permit completion of installation, all at Customer's expense.

If members of trade unions for any reason are required to install the Equipment, Positron's obligation will be

Quotation Number SAMPLE

limited to providing engineering supervision of the installation activities.

POSITRON OFFERS NO WARRANTY AND ASSUMES NO LIABILITY FOR THE FITNESS OR ADEQUACY OF THE PREMISES (OR THE UTILITIES AVAILABLE AT THE PREMISES) IN WHICH THE EQUIPMENT IS TO BE INSTALLED, USED OR STORED. CUSTOMER AGREES TO INDEMNIFY AND HOLD POSITRON HARMLESS AGAINST ANY LOSS, DAMAGE, OR CLAIM ARISING OUT OF THE CONDITION OF SUCH PREMISES (OR UTILITIES).

The Equipment will be installed during normal working hours. Installation services include (1) connecting the Equipment to safety switches and power outlets provided and installed by Customer prior to delivery of the Equipment and (2) testing the Equipment after installation to verify compliance with Positron's published performance specifications only. Installation will be considered complete for the purposes hereof upon Customer's first used of the Equipment of upon Positron's verification that the Equipment substantially complies with Positron's published performance specifications (Positron's final invoice constituting confirmation of the same), whichever occurs first. For the purpose of commencement of any applicable warranty period, Positron will maintain records reflecting the actual date installation is completed, and upon request Positron will furnish Customer with written confirmation of such date.

The price includes standard installation services only. Any additional time required or delay(s) experienced in installing the Equipment resulting from the condition or location of the premises, the condition or location of power supplies, outlets, switches, conduits, wiring, or circuits, delay(s) in completing site preparation, or any similar or dissimilar cause(s) will be at Customer's own expense. Any labor in excess of standard installation services and any overtime incurred by Positron employees in respect of such additional time required or delay(s) experienced (as well as any extra labor or overtime work performed at the request of Customer) will be invoiced to and paid by Customer at then-prevailing Positron demand service rates.

Customer is responsible for obtaining all government approvals required for the purchase, installation, and use of the Equipment, including without limitation any certificate of need and zoning variances. Customer will complete all such activities diligently, will keep Positron notified periodically of the results of its efforts, and upon request will provide Positron with written confirmation of such approvals.

Positron has not authorized any employee or agent to offer any site preparation or installation terms other than those appearing above. The provisions of this section may be superseded only by supplemental terms and conditions ("Construction Terms") under which Positron agrees to design and construct facilities into which the Equipment is to be installed. In such event, the provisions of this section will be considered as supplemental to the Construction Terms, and to the extent of any conflict between the terms and conditions of this section and the Construction Terms, the Construction Terms will govern.

DEFERRED INSTALLATION
If installation (or commencement of installation) is delayed for reasons beyond the control of Positron (including without limitation Customer's not having completed site preparation requirements stated in the previous section), Positron may place the Equipment in storage (in Positron's facility or in a warehouse) at Customer's expense. Storage charges will be billed to Customer monthly, and Customer will pay all such invoices upon receipt. Customer also will continue to make all progress payments which may become due under the terms and conditions of this agreement during the period installation is deferred. If such delay lasts for a period of 60 days following delivery, Customer will pay Positron one-half (1/2) of any balance due. If such delay continues beyond 180 days after delivery, Customer will pay Positron the remaining balance due.

CREDIT TERMS, SECURITY AGREEMENT, AND CUSTOMER DEFAULT
Positron may establish or change the credit and payment terms extended to Customer when in Positron's sole opinion Customer's financial condition or previous payment record warrants such action, and Customer's signature on this quotation constitutes an agreement to honor the credit and payment terms so established or changed. Customer will provide promptly upon request such financial information as may be reasonably

Quotation Number SAMPLE

required by Positron to complete its credit review of Customer.

In signing this quotation, Customer grants to Positron a purchase money security interest in all of the Equipment identified herein until all payments for the Equipment have been received by Positron. Customer agrees to secure, to sign, and to deliver such promissory notes, security agreements, financing statements, landlord and mortgagee waivers, and other documents as may be required by Positron, or by any of Positron's assignees, to evidence or to perfect the security interest in the Equipment. (If the Equipment is to be delivered in Louisiana, Customer hereby grants to Positron, and to Positron's assignees, a vendor's lien against the Equipment and agrees to sign such documents as may be required to record such lien.) Where permitted by applicable law, Customer's signature on this quotation constitutes authorization for the employees or agents of Positron, or of Positron's assignees, to execute and file financing statements (and any amendments thereto) and other documents on behalf of Customer in order to perfect the security interest in the Equipment. As long as any balance is due hereunder, Customer further agrees that the Equipment will not be removed from the location specified on the face of this quotation without the prior written consent of the President or any Vice President of Positron (or Positron's assignees).

If Customer does not pay any amount when due or does not meet any other obligation hereunder, then (in addition to any other remedies available at law or in equity) Positron may accelerate any balance due and require immediate payment thereof, may enter Customer's premises peacefully and render the Equipment inoperable, may repossess the Equipment, and may resell the Equipment. The net proceeds of any such resale, after Positron's costs of repossessing, removing, transporting, reconditioning, storing, and reselling the Equipment, and all other associated costs, will be applied to the unpaid balance owed by Customer. Customer will remain liable for any deficiency which remains after such resale, and Positron will return to Customer all net proceeds in excess of Customer's unpaid balance.

With respect to any delinquent payment(s), Customer agrees to pay a finance charge at the rate of one and one-half percent (1-1/2%) per month computed from the date each delinquent payment or accelerated balance shall have become due. Furthermore, in any action initiated to enforce the terms of this agreement following Customer's default, Positron shall recover as part of its damages all costs, expenses, and attorney fees incurred in connection with such action.

LEASES
In the event Customer desires to convert the sale of the Equipment to a lease, Customer will arrange for the lease agreement and all other related documentation to be reviewed and approved by Positron, and executed by all parties involved, not later than 90 days prior to the scheduled delivery date. Customer is responsible for all efforts to convert this transaction to a lease and is required to secure the leasing company's approval of all the terms and conditions hereof without modification.

No Equipment will be delivered unless Positron receives copies of the fully executed lease documents and approves the same.

WARRANTY, DISCLAIMERS, AND LIMITATION ON LIABILITY
Positron provides specific warranties with respect to the Equipment. All warranties applicable to the Equipment accompany this quotation. No other warranties are offered by Positron with respect to the Equipment, and Positron has not authorized any employee or agent to offer any warranties except those referenced above.

THE WARRANTIES REFERENCED IN THIS SECTION ARE EXPRESSLY IN LIEU OF ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE, AND IN LIEU OF ANY OTHER OBLIGATIONS OR LIABILITY ON THE PART OF POSITRON. POSITRON NEITHER ASSUMES (NOR HAS AUTHORIZED ANY PERSON TO ASSUME FOR IT) ANY OTHER WARRANTY OR LIABILITY IN CONNECTION WITH THE EQUIPMENT.

Quotation Number SAMPLE

POSITRON SHALL HAVE NO LIABILITY FOR ANY CONSEQUENTIAL, INCIDENTAL, OR SPECIAL DAMAGES BY REASON OF ANY ACT OR OMISSION OR ARISING OUT OF OR IN CONNECTION WITH THE EQUIPMENT OR ITS SALE, DELIVERY, INSTALLATION, MAINTENANCE, OPERATION, PERFORMANCE, OR USE, INCLUDING WITHOUT LIMITATION ANY LOSS OF USE, LOST REVENUES, LOST PROFITS, DAMAGE TO ASSOCIATED EQUIPMENT OR TO FACILITIES, COSTS OF CAPITAL, COSTS OF SUBSTITUTE PRODUCTS, FACILITIES, OR SERVICES, COSTS OF REPLACEMENT POWER, COSTS ASSOCIATED WITH DOWN TIME, AND ANY SIMILAR AND DISSIMILAR LOSSES, COSTS, OR DAMAGES.

PATENT INDEMNITY

Positron agrees to indemnify and to hold Customer harmless against any claims, damages, and expenses to the extent the same arise out of or are asserted against Customer alleging that the Equipment infringes any United States patent, provided that (1) Customer immediately give Positron written notice of any such claims, damages or expenses, (2) Customer grants to Positron full and complete authority, information, and assistance reasonable necessary to defend, settle, reimburse, or avoid any such claims, damages, and expenses, and (3) the Equipment as of the alleged date of infringement was in the same form and configuration as originally supplied by Positron and had not been modified in any way without the prior written consent of the President or any Vice President of Positron.

Upon timely receipt of Customer's written notice, Positron will assume the defense of any claims against Customer. Customer agrees to cooperate with Positron in the defense or settlement of all such claims.

Positron shall not be bound by the terms of any compromise or settlement agreement negotiated or concluded by Customer without the prior written consent of the President or any Vice President of Positron.

The terms of this section will not apply in the event of any sale or other transfer of the Equipment by Customer or to the extent of any use of the Equipment in combination with products or devices not furnished by Positron.

Positron has not authorized any employee or agent to offer any patent indemnity terms other than those appearing above.

SOFTWARE AND LICENSE

All software is and shall remain the sole property of Positron. Use of such software is subject to the terms of a separate license agreement to be signed by Customer prior to or upon delivery of the Equipment. No license or other right is granted to Customer or to any other party except as specifically set forth in this section and Positron has not authorized any employee or agent to grant any other licenses or other rights with respect to or under any patent application, patent, copyright, trademark, trade secret, or proprietary right of Positron or any of Positron's suppliers.

Upon Customer's signing the standard Positron license agreement, Positron grants to Customer a nonexclusive and paid-up right and license to use the Equipment, its operating software, and any documentation required for Customer's personal use of such operating software in connection with the Equipment for so long as Customer may own or use the Equipment. Such right and license does not include any right to copy, reproduce, sell, assign, transfer, or sublicense the same and does not include any rights or licenses whatsoever in any maintenance or service software or any related documentation. Any maintenance or service software and documentation shipped to or located at Customer's premises is intended solely to assist Positron employees in the installation, testing, service, and maintenance of the Equipment, as may be required by the terms and conditions hereof or by a separate service support agreement, and Customer agrees to restrict access to such maintenance or service software and documentation to Positron employees only. IN THE EVENT OF ANY UNAUTHORIZED TRANSFER OR DISCLOSURE OF THE SOFTWARE IDENTIFIED IN THIS SECTION (OR ANY TRANSFER OF OTHER RIGHTS OR LICENSES GRANTED HEREBY) RESULTING



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FROM CUSTOMER'S ACTS OR OMISSIONS, CUSTOMER SHALL BE LIABLE FOR ALL DAMAGES
RESULTING FROM SUCH TRANSFER OR DISCLOSURE AND POSITRON SHALL HAVE THE RIGHT TO REVOKE ALL RIGHTS AND LICENSES GRANTED TO CUSTOMER.

Customer will take such steps as may be reasonably required to preserve the confidentiality of all proprietary information referenced in this section (and all other proprietary information which Customer may acquire) and to cause any employees, agents, representatives, or other persons to whom such proprietary information is disclosed to abide by the terms and conditions of this section as if each were a party hereto. Customer will restrict the dissemination of proprietary information to only those persons who are assigned to operate or use the Equipment and for whom access to such proprietary information is necessary in the performance of their duties.

The minimum hardware requirements for any software upgrades for the Equipment may be greater than the minimum hardware requirements for the Equipment as described herein as of the date of Positron's quotation. Except for possible future upgrades of Equipment hardware as may be required to accommodate any future software upgrades, Positron software is described and offered on the basis that (1) Customer will maintain the configuration of the Equipment as it was originally designed and manufactured and (2) the Equipment includes only those subsystems and components certified by Positron. Software for the Equipment may not perform as intended on systems modified by personnel other than those acting under the direct supervision of Positron or on systems which include subsystems or components not certified by Positron. POSITRON WILL NOT ASSUME ANY RESPONSIBILITY OR LIABILITY WITH RESPECT TO ANY MODIFICATION OR SUBSTITUTION OF SOFTWARE, SUBSYSTEMS, OR COMPONENTS, AND ALL WARRANTIES ASSOCIATED WITH THE SOFTWARE AND HARDWARE SYSTEMS SHALL BECOME NULL AND VOID IN THE EVENT OF ANY MODIFICATION OR SUBSTITUTION MADE WITHOUT THE PRIOR WRITTEN CONSENT OF THE PRESIDENT OR ANY VICE PRESIDENT OF POSITRON.

MISCELLANEOUS
Positron may change the construction, design of configuration or the Equipment without notice to Customer as long as the general function of the Equipment is not thereby altered. The Equipment may contain certain components which have been remanufactured or refurbished following limited prior use.

These terms and conditions are to be interpreted and enforced under the law of the State of Texas without regard to principles of choice of law.

Customer will not assign any of its rights or delegate any of its duties hereunder without the prior written consent of the President or any Vice President of Positron.

The invalidity or unenforceability of any provision hereof will not affect any other provision, and all terms and conditions will be construed in all respects as if any such invalid or unenforceable provision(s) were omitted. The failure of Customer or Positron at any time to require the performance of any obligation will not affect the right to require such performance at any time thereafter. The waiver of any remedy with respect to any default will not be taken as a waiver of any remedy for any succeeding default. Unless otherwise provided herein, no limitation or restriction on the remedies available to either party is intended by these terms and conditions. Clerical errors are subject to correction.

Course of dealing, course of performance, course of conduct, prior dealings, usage of trade, community standards, industry standards, and customary practice or interpretation in matters involving the sale, delivery, installation, use, or service of the Equipment and Goods and Services or similar or dissimilar equipment, goods, or services shall not serve as references in interpreting the terms and conditions hereof.

Positron shall not be liable for any delay or default caused by events beyond its control, including (by way of example and not by way of limitation) any acts of God, acts of third parties, acts of Customer (or any of Customer's employees, agents, or representatives), acts of civil or military authorities, fires, floods, and other
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QUOTATION NUMBER SAMPLE

similar or dissimilar natural causes, riots, wars, sabotage, vandalism, embargoes, labor disputes, strikes, lockouts, lack or shortage of Rubidium-82, water, transportation, labor, materials, supplies, fuel, or power, delays in receiving any permits or licenses, delays caused by any laws, regulations, proclamations, ordinances, or any government action or inaction, delays caused by contractors and subcontractors, and any other cause or condition beyond Positron's control, and the time for performance of Positron's obligations hereunder shall be extended for a commercially reasonable period of time in the event of any delay or default for such cause(s).

Positron reserves the right to allocate its available supplies amount its Customers on such bases as Positron may deem fair and practical, without liability for any resulting failure of performance.

Customer's obligations hereunder are independent of any other obligations Customer may have under any other contract or account with Positron. Customer will not exercise any right of offset in connection with the terms and conditions hereof or in connection with any other contract or account with Positron.
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Quotation Number SAMPLE

                               PRODUCT WARRANTY
                     POSITRON EMISSION TOMOGRAPHY SYSTEMS

Positron warrants to its Customer that the positron emission tomography systems sold by Positron ("Equipment") will be free from defects in material and workmanship and will meet the technical and performance specifications contained in applicable product data sheets and operation manuals published by Positron specifically related to the Equipment as of the date of shipment.

System Warranty Terms. Except as otherwise provided below, the warranty for the Equipment will be for a period of 12 months. All warranty terms described in this warranty will commence on the earlier of (1) the date installation of Equipment is completed or (2) the date Customer first uses the Equipment.

Warranty Terms for System Software and Software Upgrades. The software provided with the Equipment will be the latest version of the standard software available as of the 90th day prior to the date the Equipment is delivered to Customer. Upgrades to standard software for the Equipment which do not require additional hardware or Equipment modifications will be performed as a part of normal warranty service during the term of Customer's warranty. Any software upgrades requiring supplemental, additional, exchange, or replacement hardware will be installed by Positron at no charge to Customer if Customer purchases such required hardware. All software upgrades designated by Positron in its product data sheets or other published materials as optional software are available to Customer on terms and conditions to be quoted by Positron. Any optional software upgrades to the Equipment purchased from Positron will be warranted for 90 days from date such upgrade is installed by Positron.

The purchase of the Equipment includes a license only to customer to use the software provided with the Equipment exclusively for the purpose of operating the Equipment and does not include any right or license to use any software or related documentation required to perform maintenance or service of the Equipment.

Warranty Terms for System Hardware Upgrades. Any supplemental, additional, exchange or replacement hardware purchased from Positron for the Equipment will be warranted for a period of 90 days from the date such hardware is installed by Positron.

CONDITIONS

This warranty is subject to the following conditions: the Equipment (a) is to be installed by authorized Positron representatives (or is to be installed in accordance with all Positron installation instructions by personnel trained by Positron), (b) is to be operated only by personnel duly trained in the proper operation of the Equipment, (c) is to be operated according to all instructions provided with the Equipment, and (d) is to be maintained in strict compliance with all recommended and scheduled maintenance instructions provided with the Equipment, and (e) the Customer is to notify Positron immediately in the event the Equipment at any time fails to meet performance specifications.

WARRANTY SERVICE

Warranty service includes all requested service calls to repair or replace the Equipment as provided by this warranty. Warranty service will be performed during the normal working hours of Positron, Monday through Friday, except for recognized national legal holidays. In the event it is not possible to accomplish warranty service within normal working hours, or in the event Customer specifically requests that warranty service be performed outside of the normal working hours of Positron, Customer agrees to pay for such services at the standard Positron demand service rates in effect.

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Quotation Number SAMPLE

When warranty service is scheduled or requested, Customer will give Positron service personnel full, free, and immediate access to the Equipment and to Customer's operation, performance, and maintenance records for the Equipment. Customer waives warranty service if it does not provide such access to the Equipment and Customer's records. Customer agrees to compensate Positron at prevailing demand service rates in effect as of the date any such warranty service is to be performed for all time spent by Positron service personnel waiting for access to the Equipment and records prior to beginning work on a warranty service call.

EXCLUSIONS
Warranty coverage does not include any defect or performance deficiency which is the direct or indirect result, in whole or in part, of (1) accident, (2) abuse,
(3) misuse, (4) operation of the Equipment outside its environmental, electrical or performance specifications, conditions, capabilities, or standards, (5) power fluctuation or failure, (6) vandalism or any other damage or alteration of the Equipment by persons other than Positron employees, (7) combining incompatible products, (8) fires, floods, and other similar and dissimilar natural causes,
(9) failure or lack of humidity or temperature control, or (10) damage, neglect, alteration, or any impairment of the Equipment resulting from (a) causes or conditions not associated with ordinary storage, handling, installation, maintenance, service, or use, or (b) maintenance or service by any party other than Positron or a designated representative of Positron, or (c) any acts, omissions, causes, or events beyond the control of Positron.

This warranty does not include items which are consumed through normal daily use and does not include any liability or responsibility for such losses or expenses as removal or reconstruction of walls, partitions, ceilings, floors, or other parts of any facility occasioned by any warranty services performed hereunder or any other losses or expenses incurred in providing any other building alterations, scaffolding, platforms, lifting equipment, rigging, climate controls, power supplies, electrical circuits, safety switches, power outlets, conduits, wiring, structural supports, utilities, plumbing, carpentry, or other work required in connection with providing warranty services.

REMEDIES
If Positron determines that the Equipment does not meet any warranty, Positron will replace the Equipment or repair any defects in material or workmanship reported during the warranty period, all without charge for labor or materials, (unless otherwise provided), Positron retaining the option of furnishing either new or exchange replacement parts or assemblies when providing warranty service.

TRANSFER OF THE EQUIPMENT
In the event Customer transfers or relocates the Equipment, all obligations under this warranty will terminate unless Customer receives the prior written consent of Positron for the transfer or relocation. Upon any transfer or relocation, the Equipment must be inspected and certified by Positron as being free from all defects in material, software, and workmanship and as being in compliance with all technical and performance specifications. Customer will compensate Positron for these services at the prevailing demand service rates in effect as of the date the inspection is performed. Equipment which is transported intact to pre-approved locations and is maintained as originally installed in mobile configurations will remain covered by this warranty.
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Quotation Number SAMPLE

FORCE MAJEURE
Nothwithstanding any other provision, and in addition to all conditions and exclusions set forth, Positron will not be liable for any delay or default in performing any warranty obligations caused by events beyond its control, including (by way of example and not by way of limitation) acts of God, acts of third parties, acts of Customer (or any of the Customer's employees, agents, or representatives), acts of civil or military authorities, fires, floods and other similar or dissimilar natural causes, riots, wars, sabotage, vandalism, embargoes, labor disputes, strikes, lockouts, lack or shortage of transporation, labor, materials, supplies, fuel, power or water, delays in receiving any permits or licenses, delays caused by any laws, regulations, proclamations, ordinances, or any government action or inaction, delays caused by contractors and subcontractors, and any other cause or condition beyond Positron control. In the event of any such delay or default, the time for performance of the warranty obligations of Positron will be extended for a commercially reasonable period of time.

DISCLAIMERS AND LIMITATIONS ON LIABILITY

THE WARRANTIES SET FORTH ABOVE ARE EXPRESSLY IN LIEU OF ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTLY OR MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE, AND IN LIEU OF ANY OTHER OBLIGATIONS OR LIBILITY ON THE PART OF POSITRON. POSITRON NEITHER ASSUMES (NOR HAS AUTHORIZED ANY PERSON TO ASSUME FOR IT) ANY OTHER WARRANTY OR LIABILITY IN CONNECTION WITH THE EQUIPMENT.

CUSTOMER'S SOLE REMEDIES FOR BREACH OF SUCH WARRANTIES ARE SET FORTH IN THIS WARRANTY. POSITRON WILL HAVE NO LIABILITY FOR ANY CONSEQUENTIAL, INCIDENTAL, OR SPECIAL DAMAGES BY REASON OF ANY ACT OR OMISSION OR ARISING OUT OF OR IN CONNECTION WITH THE EQUIPMENT, OR WITH THE SALE, DELIVERY, INSTALLATION, MAINTENANCE, OPERATION, PERFORMANCE, OR USE OF THE EQUIPMENT, INCLUDING (BY WAY OF EXAMPLE AND NOT BY WAY OF LIMITATION) DAMAGES, EXPENSES, OR LOSSES INCURRED BY REASON OF LOSS OF USE, LOST REVENUES, LOST PROFITS, DAMAGE TO ASSOCIATED EQUIPMENT OR TO FACILITIES, COSTS OF CAPITAL, COSTS OF SUBSTITUTE PRODUCTS, FACILITIES, OR SERVICES, COSTS OF REPLACEMENT POWER, COSTS ASSOCIATED WITH DOWN TIME, AND ANY SIMILAR AND DISSIMILAR DAMAGES, EXPENSES, OR LOSSES.